Consent of Independent Certified Public Accountants

First Investors Special Bond Fund, Inc.
95 Wall Street
New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (File No. 2-66294) of our report dated January 31, 2000 relating to the December 31, 1999 financial statements of First Investors Special Bond Fund, Inc., which are included in said Registration Statement.




                                                 /s/ TAIT, WELLER & BAKER
                                                 TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 25, 2000